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               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                             At June 30, 1997
     (expressed in millions, rounded to hundred thousands of dollars)
                    (Unaudited, subject to adjustment)
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                                  ASSETS
                                  ------
Utility plant, at original cost                               $5,783.9
  Less accumulated provisions for depreciation and amortization   1,921.9
                                                                 --------
                                                                  3,862.0
Construction work in progress                                        50.2
                                                                 --------
      Net utility plant                                           3,912.2
                                                                 --------
Oil and gas properties, at full cost                              1,291.3
  Less accumulated provision for amortization                     1,114.4
                                                                 --------
      Net oil and gas properties                                    176.9
                                                                 --------
Investments:
  Nuclear power companies, at equity                                 49.5
  Other subsidiaries, at equity                                      43.2
  Other investments                                                 103.1
                                                                 --------
      Total investments                                             195.8
                                                                 --------
Current assets:
  Cash                                                                4.0
  Accounts receivable, less reserves of $20,793,000                 229.6
  Unbilled revenues                                                  63.1
  Fuel, materials, and supplies, at average cost                     80.3
  Prepaid and other current assets                                   78.2
                                                                 --------
      Total current assets                                          455.2
                                                                 --------
Deferred charges and other assets                                   403.6
                                                                 --------
                                                                 $5,143.7
                                                                 ========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
  Common share equity:
      Common shares, par value $1 per share:
        Authorized - 150,000,000 shares
        Outstanding - 64,969,652 shares                          $   65.0
  Paid-in capital                                                   736.8
  Retained earnings                                                 904.8
  Treasury stock - 149,238 shares                                    (5.2)
  Unrealized gain on securities, net                                  2.7
                                                                 --------
        Total common share equity                                 1,704.1

  Minority interests in consolidated subsidiaries                    46.2
  Cumulative preferred stock of subsidiaries                        126.2
  Long-term debt                                                  1,484.5
                                                                 --------
        Total capitalization                                      3,361.0
                                                                 --------
Current liabilities:
  Long-term debt due within one year                                104.7
  Short-term debt                                                   170.8
  Accounts payable                                                  127.8
  Accrued taxes                                                      25.4
  Accrued interest                                                   24.6
  Dividends payable                                                  37.4
  Other current liabilities                                         132.4
                                                                 --------
        Total current liabilities                                   623.1
                                                                 --------
Deferred federal and state income taxes                             724.7
Unamortized investment tax credits                                   90.7
Other reserves and deferred credits                                 344.2
                                                                 --------
                                                                 $5,143.7
                                                                 ========
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